   Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2010 TOTAL REVENUE OF $48.3 MILLION

CAMARILLO, CA May 6, 2010 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three months ended March 31, 2010.

First Quarter 2010 Results

For the quarter ended March 31, 2010 compared to the quarter ended March 31, 2009:

Consolidated

•

Total revenue decreased 0.7% to $48.3 million from $48.7 million;

•

Operating expenses increased 1.2% to $40.2 million from $39.7 million;

•

Operating income from continued operations decreased 9.2% to $8.1 million from $8.9 million;

•

Net income decreased to $0.2 million, or $0.01 net income per diluted share, from $2.9 million, or $0.12 net income per diluted share in the prior year;

•

EBITDA decreased 9.6% to $11.6 million from $12.9 million; and

•

Adjusted EBITDA decreased 7.7% to $12.0 million from $13.0 million.

Broadcast

•

Net broadcast revenue decreased 2.3% to $41.4 million from $42.4 million;

•

Station operating income (“SOI”) decreased 2.3% to $15.4 million from $15.8 million;

•

Same station net broadcast revenue decreased 2.5% to $41.3 million from $42.3 million;

•

Same station SOI decreased 2.5% to $15.4 million from $15.8 million; and

•

Same station SOI margin remained consistent at 37.4%.

Non-broadcast

•

Non-broadcast revenue increased 10.4% to $6.9 million from $6.3 million; and

•

Non-broadcast operating income remained consistent at $0.5 million.

Included in the results for the quarter ended March 31, 2010 are:

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended March 31, 2009 are:

•

A $0.1 million benefit related to the change in fair value of our interest rate swaps; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for three months ended March 31, 2009.

Per share numbers are calculated based on 24,441,944 diluted weighted average shares for the quarter ended March 31, 2010, and 23,673,788 diluted weighted average shares for the quarter ended March 31, 2009.

Balance Sheet

As of March 31, 2010, the company had net debt of $293.9 million and was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.70 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

•

On April 9, 2010, we entered into an agreement to purchase radio station WWRC-AM, Washington, D.C., for $3.1 million.  We will begin operating this station on May 15, 2010 under terms of a Local Marketing Agreement; and

•

On March 5, 2010, we entered into an agreement to re-acquire KTEK-AM, Houston, Texas for $3.7 million.  We began programming the station pursuant to a Time Brokerage Agreement with the seller on March 8, 2010.

Conference Call Information

Salem will host a teleconference to discuss its results on May 6, 2010 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-2234, passcode 6265845 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through May 20, 2010 and can be heard by dialing (719) 457-0820, passcode 6265845 or on the investor relations portion on the company’s website, located at www.salem.cc.

Second Quarter 2010 Outlook

For the second quarter of 2010, Salem is projecting total revenue to increase 3% to 5% over second quarter 2009 total revenue of $50.5 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 3% to 6% as compared to the second quarter of 2009 operating expenses of $40.6 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and family-themed radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own a national portfolio of 96 radio stations in 37 markets, including 58 stations in 22 of the top 25 markets.  We also program the Family Talk ™ Christian-themed talk format on XM Radio, channel 170.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns a non-broadcast media division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Christian living focused Crosswalk.com® , Online Bible Study at BibleStudyTools.com, and Christian radio ministries online at OnePlace.com.  Additionally Salem owns conservative news leader Townhall.com® and conservative political blog, HotAir.com providing conservative commentary, news and blogging.  Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended
	March 31,
	2009	2010
	(Unaudited)

Net broadcast revenue	$42,395	$41,408
Non-broadcast revenue	6,264	6,916
Total revenue	48,659	48,324
Operating expenses:
Broadcast operating expenses	26,615	25,997
Non-broadcast operating expenses	5,798	6,391
Corporate expenses	3,343	4,269
Depreciation and amortization	3,981	3,556
Gain on disposal of assets	1	13
Total operating expenses	39,738	40,226
Operating income	8,921	8,098
Other income (expense):
Interest income	74	48
Interest expense	(4,359)	(7,692)
Change in fair value of interest rate swaps	80	-
Other expense, net	(21)	(31)
Income from continuing operations before income taxes	4,695	423
Provision for income taxes	1,783	219
Income from continuing operations	2,912	204
Loss from discontinued operations, net of tax	(23)	-
Net income	$2,889	$204

Basic income per share before discontinued operations	$0.12	$0.01
Income from discontinued operations, net of tax	-	-
Basic income per share after discontinued operations	$0.12	$0.01

Diluted income per share before discontinued operations	$0.12	$0.01
Income from discontinued operations, net of tax	-	-
Diluted income per share after discontinued operations	$0.12	$0.01

Basic weighted average shares outstanding	23,673,788	23,724,192
Diluted weighted average shares outstanding	23,673,788	24,441,944

Other Data:
Station operating income	$15,780	$15,411
Station operating margin	37.2%	37.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	March 31,
	2009	2010
		(Unaudited)

Assets
Cash	$8,945	$7,196
Restricted cash	100	100
Trade accounts receivable, net	27,289	24,359
Deferred income taxes	4,700	4,764
Other current assets	3,459	4,231
Property, plant and equipment, net	121,174	119,445
Intangible assets, net	397,801	399,459
Bond issue costs	7,078	6,956
Bank loan fees	1,515	1,431
Other assets	6,984	6,535
Total assets	$579,045	$574,476

Liabilities and Stockholders' equity
Current liabilities	20,373	28,074
Long-term debt and capital lease obligations	313,969	300,998
Deferred income taxes	38,973	38,954
Other liabilities	8,531	8,609
Stockholders' equity	197,199	197,841
Total liabilities and stockholders' equity	$579,045	$574,476

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2009	2010
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$187	$29
Maintenance	435	1,355
Total capital expenditures	$622	$1,384

Tax information
Cash tax expense	$8	$(18)
Deferred tax expense	1,775	237
Provision for income taxes	$1,783	$219

Tax benefit of non-book amortization	$2,844	$2,632

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$42,322	$41,283
Net broadcast revenue - acquisitions	-	14
Net broadcast revenue - dispositions	2	-
Net broadcast revenue - format changes	71	111
Total net broadcast revenue	$42,395	$41,408

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$26,503	$25,856
Broadcast operating expenses - acquisitions	1	32
Broadcast operating expenses - dispositions	20	-
Broadcast operating expenses - format changes	91	109
Total broadcast operating expenses	$26,615	$25,997

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$15,819	$15,427
Station operating income - acquisitions	(1)	(18)
Station operating income - dispositions	(18)	-
Station operating income - format changes	(20)	2
Total station operating income	$15,780	$15,411

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2009	2010
	(Unaudited)
Reconciliation of Station Operating Income and Non-Broadcast Operating Income to Operating Income

Station operating income	$15,780	$15,411
Non-broadcast operating income	466	525
Less:
Corporate expenses	(3,343)	(4,269)
Depreciation and amortization	(3,981)	(3,556)
Gain on disposal of assets	(1)	(13)
Operating income	$8,921	$8,098

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$12,966	$11,968
Less:
Stock-based compensation	(84)	(332)
Discontinued operations, net of tax	(23)	-
Gain on disposal of assets	(1)	(13)

EBITDA	12,858	11,623
Plus:
Interest income	74	48
Less:
Depreciation and amortization	(3,981)	(3,556)
Interest expense	(4,359)	(7,692)
Change in fair value of interest rate swaps	80	-
Provision for income taxes	(1,783)	(219)
Net income	$2,889	$204

	Outstanding at	Applicable
	March 31,2010	Interest Rate
Selected Debt and Swap Data
9 5/8% senior subordinated notes	$300,000	9.63%
Revolving credit facility (1)	2,000	3.73%
(1) Subject to rolling LIBOR plus a spread of 3.5% and incorporated into the rate set forth above.